UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)
001-31470
(Commission File No.)

700 Milam Street, Suite 3100 Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On October 28, 2011, Plains Exploration & Production Company (“PXP”) and Plains Offshore Operations Inc., a wholly owned subsidiary of PXP (“POOI”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Energy Fund XV, L.P., Energy Fund XV-A, L.P., Energy Fund XV-B, L.P. and Energy XV Blocker (Plains), LLC, all of whom are affiliated with EIG Global Energy Partners (collectively, the “EIG Funds”). Pursuant to the Securities Purchase Agreement, POOI will issue and sell to the EIG Funds (the “Offering”), in a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended, at an aggregate purchase price of $450 million (i) 450,000 shares of its 8.0% Convertible Preferred Stock, par value $0.001 per share (the “Preferred Stock”) and (ii) non-detachable warrants (the “Warrants”) to purchase, in the aggregate, up to 9,121,000 shares of its common stock, par value $0.001 per share (“Common Stock”), with an exercise price of $20.00 per share. PXP will contribute, directly or indirectly through its subsidiaries, all right, title and interest of PXP in and to its oil and natural gas properties and assets located in the United States Gulf of Mexico in water depths of 500 feet or more, including the Lucius prospect, the Lucius Offset and the Phobos prospect (the “Deepwater Assets”) to POOI. Following the completion of these transactions, PXP will own 80%, and the EIG Funds will own 20%, of the common equity securities of POOI on a fully diluted basis, excluding shares that may be issued upon exercise of the Warrants. POOI expects to use the proceeds from the Offering to fund a portion of its share of capital investment in the Deepwater Assets.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the parties. Until the completion of these transactions, PXP has agreed to, and has agreed to cause its affiliates to, maintain and carry on the business of the Deepwater Assets in the ordinary course consistent with past practice. PXP and POOI have agreed to indemnify the EIG Funds, and the EIG Funds have agreed to indemnify PXP and POOI, against losses arising from a breach of their respective representations, warranties and covenants set forth in the Securities Purchase Agreement and the other transaction documents. The closing of the Offering and the contribution of the Deepwater Assets is subject to customary closing conditions. The transactions contemplated by the Securities Purchase Agreement are expected to close during the fourth quarter of 2011.

The Securities Purchase Agreement may be terminated in certain circumstances, including, among others, by mutual written consent or by the parties if the transaction is not consummated on or before December 31, 2011.

POOI Preferred Stock

The Preferred Stock will have certain preferred voting, dividend, liquidation and other rights that will be set forth in a certificate of designation. Holders of Preferred Stock will be entitled to cumulative dividends at a rate per annum of 8.0% of the initial offering price ($1,000 per share, subject to increase), 75% of which will be payable in cash quarterly in arrears (the “6.0% Dividends”) and 25% of which may be either payable in cash quarterly in arrears or, at the election of POOI’s board of directors, deferred (in which case dividends will accumulate and compound until paid). To the extent any portion of the 6.0% Dividends are not paid in cash on the applicable dividend payment date, such dividends shall accumulate and compound additional dividends quarterly, and any portion of the 6.0% Dividend not so paid shall be deemed paid in kind and added to the initial offering price for purposes of calculating the liquidation preference and the price used in calculating the conversion rate. In the event of a liquidation event, holders will be entitled to a liquidation preference equal to (i) the greater of (x) 1.25 times the initial offering price (as adjusted) and (y) the sum of (1) the fair market value of the shares of stock issuable upon conversion of the Preferred Stock and (2) a tax adjustment amount, plus (ii) any accrued dividends and accumulated dividends.

Each holder of Preferred Stock will have one vote for each share of Common Stock that the holder would be entitled to receive upon conversion of such holder’s shares of Preferred Stock. The holders of Preferred Stock also have certain approval rights over significant POOI transactions and are entitled to appoint one person to the Board of Directors of POOI.

Holders of the Preferred Stock may convert their shares into shares of Common Stock at any time at such holder’s option at the conversion rate. The conversion rate will be determined by dividing the initial offering price plus any accrued dividends by the conversion price in effect on the date of conversion. The conversion price will initially be equal to $20.00 per share and will be subject to customary anti-dilution adjustments. POOI will also have the right to convert all or a portion of the outstanding shares of Convertible Preferred Stock if certain events occur more than 180 days after an initial public offering or a qualified public offering.

PXP has a right to purchase shares of Preferred Stock, Common Stock and Warrants under certain circumstances in order to permit the consolidation of POOI for federal income tax purposes. PXP also has a right at any time on or after the fifth anniversary of the closing of the Offering, to purchase all, but not less than all, of the outstanding Preferred Stock and Warrants for cash.

Warrants

The Warrants will be non-detachable from the Preferred Stock and will entitle the holders thereof to purchase, in the aggregate, up to 9,121,000 shares of Common Stock for an exercise price of $20.00 per share, subject to customary anti-dilution adjustments. The Warrants will be exercisable, in whole or in part, at any time prior to the earlier of (i) the eighth anniversary of the original issue date and (ii) (A) the conversion of the Preferred Stock, (B) the redemption of the Preferred Stock, (C) the repurchase by PXP or any of its affiliates of the Preferred Stock or (D) a liquidation event. With respect to any event described in clause (ii) of the preceding sentence, the termination will be deemed to occur solely with respect to the proportion of the shares of Common Stock underlying the Warrants that is equal to the proportion of the Preferred Stock held by a holder that is the subject of such events.

Relationships

There is no material relationship between PXP or its affiliates, including POOI, with the EIG Global Energy Partners or any of the EIG Funds other than in respect of the Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: November 2, 2011	/s/ Nancy I. Williams
Nancy I. Williams
Vice President, Controller & Chief Accounting Officer